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                                                                    EXHIBIT 10.5

                           TASER INTERNATIONAL, INC.


            AGREEMENT CONCERNING INDEMNIFICATION AND RELATED MATTERS
                                   (OFFICERS)

                  This Agreement is made as of __________________, 2001, by and between TASER International, Inc., a Delaware corporation (the "Corporation"), and ____________________ (the "Officer"), an executive officer of the Corporation.

                  WHEREAS, it is essential to the Corporation to retain and attract as executive officers of the Corporation the most capable persons available and persons who have significant experience in business, corporate and financial matters; and

                  WHEREAS, the Corporation has identified the Officer as a person possessing the background and abilities desired by the Corporation and desires the Officer to serve as an executive officer of the Corporation; and

                  WHEREAS, the substantial increase in corporate litigation may, from time to time, subject corporate officers to burdensome litigation, the risks of which frequently far outweigh the advantages of serving in such capacity; and

                  WHEREAS, in recent times the cost of liability insurance has increased and the availability of such insurance is, from time-to-time, severely limited; and

                  WHEREAS, the Corporation and the Officer recognize that serving as an executive officer of a corporation at times calls for subjective evaluations and judgments upon which reasonable persons may differ and that, in that context, it is anticipated and expected that officers of corporations will and do from time to time commit actual or alleged errors or omissions in the good faith exercise of their corporate duties and responsibilities; and

                  WHEREAS, it is the express policy of the Corporation to indemnify its executive officers to the fullest extent permitted by law; and

                  WHEREAS, the Certificate of Incorporation permits, and the Bylaws of the Corporation require, indemnification of the officers of the Corporation to the fullest extent permitted by law, including but not limited to the General Corporation law of Delaware (the "DGCL"), and the DGCL expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and its officers with respect to indemnification; and

                  WHEREAS, the Corporation and the Officer desire to articulate clearly in contractual form their respective rights and obligations with regard to the Officer's service on behalf of the Corporation as an officer and with regard to claims for loss, liability, expense or damage which, directly or indirectly, may arise out of or relate to such service.

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        NOW THEREFORE, the Corporation and the Officer agree as follows:

         1.       Agreement to Serve.

                  The Officer shall serve as an officer of the Corporation for until the Officer tenders a resignation in writing or is discharged by the Corporation as provided in the Employment Agreement between the Officer and the Corporation. This Agreement creates no obligation on either party to continue the service of the Officer for a particular term or any term.

         2.       Definitions.

                  As used in this Agreement:

                  (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether brought by or in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the Officer may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Officer is or was an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which exculpation, indemnification or reimbursement can be provided under this Agreement.

                  (b) The term "Expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under Section 13 of this Agreement, but shall not include amounts paid in settlement by the Officer or the amount of judgments or fines against the Officer.

                  (c) References to "other enterprise" include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

                  (d) References to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position

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under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (e) For purposes of this Agreement, the meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to:

                           (i) to the fullest extent authorized or permitted by
                  any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify or exculpate its officers or directors; and

                           (ii) to the fullest extent permitted by the provision
                  of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL.

         3.       Limitation of Liability.

                  (a) To the fullest extent permitted by law, the Officer shall have no monetary liability of any kind or nature whatsoever in respect of the Officer's errors or omissions (or alleged errors or omissions) in serving the Corporation or any of its subsidiaries, their respective stockholders or any other enterprise at the request of the Corporation, so long as such errors or omissions (or alleged errors or omissions), if any, are not shown by clear and convincing evidence to have involved:

                           (i) any breach of the Officer's duty of loyalty to
                  such corporations, stockholders or enterprises;

                           (ii) any act or omission not in good faith or which
                  involved intentional misconduct or a knowing violation of law;

                           (iii) any unlawful distribution under Section 174 of
                  the DGCL (including, without limitation, dividends, stock repurchases and stock redemptions);

                           (iv) any transaction from which the Officer derived
                  an improper personal benefit; or

                           (v) profits made from the purchase and sale by the
                  Officer of securities of the Corporation within the meaning of
                  Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

                  (b) Without limiting the generality of subparagraph (a) above and to the fullest extent permitted by law, the Officer shall have no personal liability to the Corporation or any of its subsidiaries, their respective stockholders or any other person claiming derivatively through the Corporation, regardless of the theory or principle under which such liability may be asserted, for:

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                           (i) punitive, exemplary or consequential damages;

                           (ii) treble or other damages computed based upon any
                  multiple of damages actually and directly proved to have been sustained;

                           (iii) fees of attorneys, accountants, expert
                  witnesses or professional consultants; or

                           (iv) civil fines or penalties of any kind or nature
                  whatsoever.

         4.       Indemnity in Third-Party Proceedings.

                  To the fullest extent permitted by law, the Corporation shall indemnify the Officer in accordance with the provisions of this Section 4 if the Officer was or is a party to, or is threatened to be made a party to, any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Officer in connection with such Proceeding if the Officer acted in good faith and in a manner the Officer reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the Officer, in addition, had no reasonable cause to believe that the Officer's conduct was unlawful. However, the Officer shall not be entitled to indemnification under this Section 4 in connection with any Proceeding charging improper personal benefit to the Officer in which the Officer is adjudged liable on the basis that personal benefit was improperly received by the Officer unless and only to the extent that the court conducting such Proceeding or any other court of competent jurisdiction determines upon application that, despite such adjudication of liability, the Officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances of the case; or in connection with any Proceeding (or part thereof) initiated by such person or any Proceeding by such person against the Corporation or its directors, officers, employees or agents unless: (1) such indemnification is expressly required to be made by law, (2) the Proceeding was authorized by the Board of Directors, or (3) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL.

         5. Indemnity in Proceedings by or in the Right of the Corporation.

                  To the fullest extent provided by law, the Corporation shall indemnify the Officer in accordance with the provisions of this Section 5 if the Officer was or is a party to, or is threatened to be made a party to, any Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Expenses actually and reasonably incurred by the Officer in connection with the defense or settlement of such Proceeding if the Officer acted in good faith and in a manner the Officer reasonably believed was in or not opposed to the best interests of the Corporation. However, the Officer shall not be entitled to indemnification under this Section 5 in connection with any Proceeding in which the Officer has been adjudged liable to the Corporation unless and only to the extent that the court conducting such Proceeding or any other court of competent jurisdiction determines upon application that, despite such adjudication of liability, the Officer is fairly and reasonably entitled to indemnification for such Expenses in view of all the relevant circumstances of the case; or in connection with any Proceeding (or part thereof) initiated by such person or any

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Proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (1) such indemnification is expressly required to be made by law, (2) the Proceeding was authorized by the Board of Directors, or (3) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL.

         6.       Indemnification of Expenses of Successful Party.

                  Notwithstanding any other provisions of this Agreement other than Section 9, to the extent that the Officer has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Officer against all Expenses actually and reasonably incurred in connection therewith.

         7.       Good Faith.

                  (a) For purposes of any determination under this Agreement, the Officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

                           (i) one or more directors or employees of the
                  Corporation whom the Officer believed to be reliable and competent in the matters presented;

                           (ii) counsel, independent accountants or other
                  persons as to matters which the Officer believed to be within such person's professional or expert competence; or

                           (iii) a committee of the Board of Directors upon
                  which such Officer does not serve, as to matters within such committee's designated authority, which committee the Officer reasonably believes to merit confidence.

                  (b) The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

                  (c) The provisions of this Section 7 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the DGCL.

         8.       Exclusions.


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                  Notwithstanding any provision in this Agreement other than
Section 6, the Corporation shall not be obligated under this Agreement to make any indemnification in connection with any claim made against the Officer:

                  (a) for which payment is made to or required to be made to or on behalf of the Officer under any insurance policy, except with respect to any deductible amount, self-insured retention or any excess amount to which the Officer is entitled under this Agreement beyond the amount of payment under such insurance policy;

                  (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy;

                  (c) in connection with any Proceeding (or part of any Proceeding) initiated by the Officer, or any Proceeding by the Officer against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless:

                           (i) the Corporation is expressly required by law to
                  make the indemnification;

                           (ii) the Proceeding was authorized by the Board of
                  Directors of the Corporation; or

                           (iii) the Officer initiated the Proceeding pursuant
                  to Section 12 of this Agreement and the Officer is successful in whole or in part in such Proceeding; or

                  (d) for an accounting of profits made from the purchase and sale by the Officer of securities of the Corporation within the meaning of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

         9.       Advances of Expenses.

                  The Corporation shall pay the Expenses incurred by the Officer in any Proceeding (other than a Proceeding brought for an accounting of profits made from the purchase and sale by the Officer of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law) in advance of the final disposition of the Proceeding at the written request of the Officer, if the Officer:

                  (a) furnishes the Corporation a written affirmation of the Officer's good faith belief that the Officer is entitled to be indemnified under this Agreement; and

                  (b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Officer is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the Officer but need not be secured.

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                  Advances pursuant to this Section 9 shall be made no later than 10 days after receipt by the Corporation of the affirmation and undertaking described in subparagraphs (a) and (b) above, and shall be made without regard to the Officer's ability to repay the amount advanced and without regard to the Officer's ultimate entitlement to indemnification under this Agreement. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 9 or of other liability incurred by the Officer in connection with any Proceeding.

         10.      Nonexclusivity and Continuity of Rights.

                  The indemnification, advancement of Expenses, and exculpation from liability provided by this Agreement shall not be deemed exclusive of any other rights to which the Officer may be entitled under any other agreement, the Certificate of Incorporation, Bylaws, vote of stockholders or directors, the Act, or otherwise, both as to action in the Officer's official capacity and as to action in another capacity while holding such office or occupying such position. The indemnification under this Agreement shall continue as to the Officer even though the Officer may have ceased to be an officer of the Corporation or a director, officer, employee or agent of an enterprise related to the Corporation and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Officer.

         11.      Procedure Upon Application for Indemnification.

                  Any indemnification under Sections 4, 5 or 6 shall be made no later than 45 days after receipt of the written request of the Officer, unless a determination that the Officer is not entitled to indemnification under this Agreement is made within such 45-day period by:

                  (a) the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the applicable Proceeding;

                  (b) if such quorum cannot be obtained, majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the Proceeding;

                  (c) special legal counsel selected by the Board of Directors or its committee in the manner prescribed in subparagraph (a) or (b) above or, if a quorum of the Board of Directors cannot be obtained under subparagraph (a) above and a committee cannot be designated under subparagraph (b) above, the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the Proceeding; or

                  (d) the stockholders of the Corporation.

         12.      Enforcement.

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                  The Officer may enforce any right to indemnification, advances or exculpation provided by this Agreement in any court of competent jurisdiction if:

                  (a) the Corporation denies the claim for indemnification, advances or exculpation, in whole or in part; or

                  (b) the Corporation does not dispose of such claim within 45 days of request therefor.

                  It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of Expenses pursuant to, and in compliance with, Section 9 of this Agreement) that the Officer is not entitled to indemnification or exculpation under this Agreement. However, except as provided in Section 13 of this Agreement, the Corporation shall not assert any defense to an action brought to enforce a claim for advancement of Expenses pursuant to Section 9 of this Agreement if the Officer has tendered to the Corporation the affirmation and undertaking required thereunder. The burden of proving by clear and convincing evidence that indemnification or exculpation is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or exculpation is proper in the circumstances because the Officer has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that indemnification or exculpation is improper because the Officer has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the Officer is not entitled to indemnification or exculpation under this Agreement or otherwise. The Officer's expenses incurred in connection with successfully establishing the Officer's right to indemnification, advances or exculpation, in whole or in part, in any Proceeding shall also be paid or reimbursed by the Corporation.

         13.      Notification and Defense of Claim.

                  As a condition precedent to indemnification under this Agreement, not later than 30 days after receipt by the Officer of notice of the commencement of any Proceeding the Officer shall, if a claim in respect of the Proceeding is to be made against the Corporation under this Agreement, notify the Corporation in writing of the commencement of the Proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the Officer: (a) unless the Corporation shall be shown to have suffered actual damages as a result of such failure; or (b) otherwise than under this Agreement. With respect to any Proceeding as to which the Officer so notifies the Corporation of the commencement:

                  (a) The Corporation shall be entitled to participate in the Proceeding at its own expense.

                  (b) Except as otherwise provided in this Section 13, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Officer. The Officer shall have the right to use separate legal counsel in the Proceeding, but the

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Corporation shall not be liable to the Officer under this Agreement, including
Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Officer reasonably concludes that there may be a conflict of interest between the Corporation and the Officer in the conduct of the defense of the Proceeding, or (ii) the Corporation does not use legal counsel to assume the defense of such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Officer has made the conclusion provided for in (i) above.

                  (c) If two or more persons who may be entitled to indemnification from the Corporation, including the Officer, are parties to any Proceeding, the Corporation may require the Officer to use the same legal counsel as the other parties. The Officer shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Officer under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the Officer reasonably concludes that there may be a conflict of interest between the Officer and any of the other parties required by the Corporation to be represented by the same legal counsel.

                  (d) The Corporation shall not be liable to indemnify the Officer under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. The Officer shall permit the Corporation to settle any Proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty, limitation, disqualification or disenfranchisement on the Officer without the Officer's written consent.

         14.      Partial Indemnification.

                  If the Officer is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred by the Officer in connection with such Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Officer for the portion of such Expenses, judgments, fines or amounts paid in settlement to which the Officer is entitled.

         15.      Interpretation and Scope of Agreement.

                  Nothing in this Agreement shall be interpreted to constitute a contract of service for any particular period or pursuant to any particular terms or conditions. The Corporation retains the right, in its discretion, to terminate the service relationship of the Officer, with or without cause, or to alter the terms and conditions of the Officer's service all without prejudice to any rights of the Officer which may have accrued or vested prior to such action by the Corporation.

         16.      Severability.

                  If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the remainder of this Agreement shall continue to be valid and the

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Corporation shall nevertheless indemnify the Officer as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

         17.      Subrogation.

                  In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Officer. The Officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

         18.      Notices.

                  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery by hand to the party to whom the notice or other communication shall have been directed, or on the third business day after the date on which it is mailed by United States mail with first-class postage prepaid, addressed as follows:

                  (a) If to the Officer, to the address indicated on the signature page of this Agreement.

         (b)      If to the Corporation, to:    TASER International, Inc.
                                                7860 East McClain Drive, Suite 2
                                                Scottsdale, Arizona  85260

                  With a copy to:               Thomas P. Palmer
                                                Tonkon Torp LLP
                                                1600 Pioneer Tower
                                                888 S.W. Fifth Avenue
                                                Portland, Oregon  97204-2099

or to any other address as either party may designate to the other in writing.

         19.      Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

         20.      Applicable Law.

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof.

         21.      Successors and Assigns.

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                  This Agreement shall be binding upon the Corporation and its successors and assigns.

         22.      Attorney Fees.

                  If any suit or action (including, without limitation, any bankruptcy proceeding) is instituted to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the party not prevailing, in addition to other relief that may be provided by law, an amount determined reasonable as attorney fees at trial and on any appeal of such suit or action.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

TASER INTERNATIONAL, INC.                  OFFICER:



By:________________________________        Signature:___________________________
Title:_____________________________        Address:_____________________________


375518v.1